Exhibit 99.1

Augmedix Reports Fourth Quarter and Full Year 2020 Financial Results

SAN FRANCISCO, Calif. – March 31, 2021 – Augmedix, Inc. (OTCQX: AUGX), a leading provider of remote medical documentation and live clinical support, today reported financial results for the three months and full year ended December 31, 2020.

“We are very pleased with our strong finish to the year as we made meaningful progress on our operating leverage goals and growth initiatives. And I am particularly proud of the team’s performance given the challenging conditions brought about by the pandemic,” said Manny Krakaris, Chief Executive Officer of Augmedix. “We are uniquely positioned to capitalize on a $6 billion market opportunity, as our intelligent automation approach to the medical note creation process is highly differentiated. We expect our Notes and Live solutions and expanding ancillary services to continue enhancing physician productivity and satisfaction, thereby deepening our relationship with customers and bolstering our value proposition to physician practices and hospitals.”

Fourth Quarter 2020 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended December 31, 2019.

●	Total revenue was $4.5 million, an increase of 15% compared to $4.0 million

●	Dollar-based Net Revenue Retention was 108% for our Health Enterprise customers compared to 114% in 3Q20

●	GAAP Gross Margin expanded 980 basis points to 44.2% compared to 34.4%. Cost of revenue decreased by 2.3% as we drove operating efficiency through our platform

●	GAAP Operating Expenses were $5.6 million compared to $5.3 million. Operating Expenses grew wholly due to $0.3 million of reverse merger transaction expenses in 2020

●	GAAP Net Loss was $3.8 million compared to $3.7 million

●	EBITDA losses increased 11.6% to $3.4 million from $3.1 million, driven by the reverse merger transaction expenses

●	Cash and restricted cash as of December 31, 2020 was $23.0 million, which includes the proceeds from our $27.4 million capital raise that closed in the fourth quarter

EBITDA is a Non-GAAP financial measure. See “Non-GAAP Financial Measures”.

Full Year 2020 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the twelve months ended December 31, 2019.

●	Total revenue was $16.5 million, an increase of 17% compared to $14.1 million

●	Dollar-based Net Revenue Retention was 114% for our Health Enterprise customers compared to 135%

●	GAAP Gross Margin expanded 800 basis points to 41.2% compared to 33.2% as we drove operating efficiency through our platform

●	Adjusted EBITDA losses, which excludes the $1.1 million of expenses related to the reverse merger transaction, decreased 15% to $12.5 million from $14.7 million

Adjusted EBITDA is a Non-GAAP financial measure. See “Non-GAAP Financial Measures”.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a “Health Enterprise” as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

About Augmedix

Augmedix converts natural clinician-patient conversation into medical documentation and provides live support, including referrals, orders, and reminders, so clinicians can focus on what matters most: patient care. The Augmedix platform is powered by a combination of proprietary automation modules and human-expert assistants operating in HIPAA-secure locations to generate accurate, comprehensive, and timely-delivered medical documentation. Augmedix services are compatible with over 37 specialties and are trusted by over one dozen American health systems and hundreds of independent clinicians supporting medical offices, clinics, hospitals and telemedicine. We estimate that our solution saves clinicians 2–3 hours per day, increases productivity by as much as 20%, and increases clinicians’ satisfaction with work-life balance over 49%. To learn more about Augmedix, visit augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted operating expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to our Notes and Live offerings and the quotation on the OTC market. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2021 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; the impact of current and future laws and regulations; the impact of the COVID-19 crisis on our business, results of operations and future growth prospects. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended		Year Ended
	December 31,(1)		December 31,(1)
	2020	2019	2020	2019
Revenue	$4,543	$3,958	$16,483	$14,108
Cost of revenue	2,536	2,596	9,689	9,429
Gross profit	2,006	1,362	6,794	4,679

General and administrative	3,086	2,604	11,567	10,861
Sales and marketing	1,453	949	4,398	3,583
Research and development	1,037	1,795	4,522	6,977
Total operating expenses	5,576	5,348	20,487	21,421
Operating loss	(3,569)	(3,987)	(13,693)	(16,742)

Other income (expense), net	(221)	308	(1,911)	(1,756)
Net loss	$(3,790)	$(3,678)	$(15,604)	$(18,498)

(1)	Financials for the fiscal years presented are audited through December 31, 2020. Quarterly financials presented through December 31, 2020 are unaudited.

AUGMEDIX, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Metrics

(Audited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss	$(3,790)	$(3,678)	$(15,604)	$(18,498)
Interest	256	433	1,453	2,812
Tax	9	39	108	111
Depreciation	221	261	867	949
EBITDA	$(3,304)	$(2,946)	(13,175)	(14,626)
Transaction Related Expenses	$314	$-	$1,067	$-
Adjusted EBITDA	$(2,990)	$(2,946)	$(12,109)	$(14,626)

GAAP Operating Expenses	$5,576	$5,348	$20,486	$21,422
Transaction Related Expenses	$314	$-	$1,067	$-
Adjusted Operating Expenses	$5,262	$5,348	$19,419	$21,422

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